UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1250 W. Washington Street, Suite 300 Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 23, 2016, Western Refining, Inc. (“WNR”) completed its previously announced acquisition of all of the outstanding common units of Northern Tier Energy LP (“NTI”) not already owned by WNR, pursuant to the terms of the Agreement and Plan of Merger dated as of December 21, 2015, by and among WNR, Western Acquisition Co, LLC, an indirect wholly-owned subsidiary of WNR (“MergerCo”), NTI and Northern Tier Energy GP LLC (“NTI GP”), an indirect wholly-owned subsidiary of WNR and the general partner of NTI (the “Merger Agreement”). The acquisition was accomplished by the merger of MergerCo with and into NTI (the “Merger”), and upon consummation of the Merger, MergerCo ceased to exist and NTI became a wholly-owned subsidiary of WNR. Immediately prior to the closing of the Merger, WNR and its subsidiaries owned approximately 38.3% of the outstanding common units representing limited partner interests in NTI (each an “NTI Common Unit”).

At the effective time of the Merger (the “Effective Time”), each NTI Common Unit issued and outstanding immediately prior to the Effective Time and not owned by WNR or any of its subsidiaries was converted into the right to receive, at the election of the holder (the “Merger Consideration”) either (i) $15.00 in cash without interest and 0.2986 of a share of WNR common stock (the “Mixed Consideration”), (ii) $26.06 in cash without interest (the “Cash Consideration”), or (iii) 0.7036 of a share of WNR common stock (the “Stock Consideration”). Elections to receive the Cash Consideration or the Stock Consideration were subject to proration as provided for in the Merger Agreement to ensure that the total amount of cash paid and the total number of shares of WNR common stock issued in the Merger as a whole were equal to the total amount of cash and number of shares of WNR common stock that would have been paid and delivered if all NTI unitholders made an election to receive the Mixed Consideration.

The final results of the Merger Consideration election are as follows:

•	Holders of approximately 5.5% of the outstanding NTI Common Units (excluding NTI Common Units owned by WNR or any of its subsidiaries) elected to receive the Mixed Consideration;

•	Holders of approximately 69.9% of the outstanding NTI Common Units (excluding NTI Common Units owned by WNR or any of its subsidiaries) elected to receive the Cash Consideration;

•	Holders of approximately 1.7% of the outstanding NTI Common Units (excluding NTI Common Units owned by WNR or any of its subsidiaries) elected to receive the Stock Consideration; and

•	Holders of approximately 22.9% of the outstanding NTI Common Units (excluding NTI Common Units owned by WNR or any of its subsidiaries) made no election. Pursuant to the Merger Agreement, NTI unitholders who made no election would receive the Mixed Consideration.

On June 29, 2016, WNR and NTI issued a press release announcing the Merger Consideration proration results, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to NTI’s Current Report on Form 8-K filed on December 23, 2015.

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with consummation of the Merger, the New York Stock Exchange (“NYSE”) was notified on June 23, 2016, that each NTI Common Unit issued and outstanding immediately prior to the Effective Time and not owned by WNR or any of its subsidiaries was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. NTI requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the NTI Common Units from the NYSE and to deregister the NTI Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended. NTI Common Units were suspended from trading on the NYSE prior to the opening of trading on June 24, 2016.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 2.01 above is incorporated into this Item 3.03 by reference.

Pursuant to the terms of the Merger Agreement, each NTI Common Unit issued and outstanding immediately prior to the Effective Time and not owned by WNR or any of its subsidiaries was converted into the right to receive the Merger Consideration. At the Effective Time, holders of NTI Common Units issued and outstanding immediately prior to the Effective Time ceased to have any rights as NTI’s unitholders, other than the right to receive (i) the Merger Consideration, (ii) if applicable, any cash payable in lieu of any fractional shares of WNR common stock to which any such unitholder would otherwise have been entitled and (iii) the pro-rated cash distribution of $0.18 per NTI Common Unit for the prorated period of April 1, 2016, through June 13, 2016, as previously disclosed in NTI’s Current Report on Form 8-K filed on June 13, 2016.

At the Effective Time, in accordance with the Merger Agreement, the outstanding equity awards issued under the NTI 2012 Long-Term Incentive Plan received the following treatment:

•	each award of time-based NTI phantom units that was held by a non-employee member of the NTI GP board of directors (the “Board”) and was outstanding and unvested immediately prior to the Effective Time received full acceleration of vesting, and each such NTI phantom unit that became vested entitled its holder to receive the Mixed Consideration;

•	each award of time-based NTI phantom units or NTI restricted units that was held by an employee of NTI GP and its subsidiaries (each, an “NTI Employee”), including those held by David L. Lamp, Karen B. Davis, Scott L. Stevens and Melissa M. Buhrig (each, an “NTI Executive”), and was outstanding and unvested immediately prior to the Effective Time was cancelled and replaced with a new WNR phantom stock award with generally comparable terms and conditions as the original NTI awards; and

•	each award of performance-based NTI phantom units that was held by an NTI Executive or an NTI Employee and was outstanding and unvested immediately prior to the Effective Time was cancelled and replaced with a new performance-based WNR cash award.

The NTI phantom units and NTI restricted units discussed above were converted into their new WNR awards using a formula that utilized the exchange rates of the Mixed Consideration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, each of the following four independent members of the Board resigned from the Board and ceased to be a director of NTI GP: Timothy Bennett, Rocky L. Duckworth, Thomas W. Hofmann and Dan F. Smith. Immediately after the Effective Time, the Board consisted of Paul L. Foster, Lowry Barfield, David L. Lamp, Jeff A. Stevens and Scott D. Weaver.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information included under Item 2.01 above is incorporated into this Item 5.07 by reference.

On June 23, 2016, NTI held a special meeting of its common unitholders (the “Special Meeting”) in order to vote upon proposals relating to the Merger. At the Special Meeting, NTI unitholders were asked to, (i) consider and vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”) and (ii) consider and vote upon a proposal to approve, on an advisory, non-binding basis, the compensation payments to be paid or become payable to NTI’s named executive officers in connection with the Merger (the “NTI Compensation Proposal”, and together with the Merger Proposal, the “Proposals”).

As of the close of business on May 19, 2016, the record date for determining the NTI unitholders entitled to vote on the Proposals at the Special Meeting, there were 93,058,480 NTI Common Units outstanding and entitled to vote at the Special Meeting. At the Special Meeting, holders of 53,120,752 NTI Common Units were present in person or represented by proxy, constituting a quorum. The final voting results were as follows:

Proposal 1 – The Merger Proposal

NTI unitholders approved the Merger Proposal based on the following results:

Votes For	Votes Against	Votes Abstain
50,756,271	2,227,495	136,986

Proposal 2 – The NTI Compensation Proposal

NTI unitholders approved, on an advisory, non-binding basis, the Compensation Proposal based on the following results:

Votes For	Votes Against	Votes Abstain
49,554,626	3,043,928	522,198

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC, its general partner

By:	/s/ Karen B. Davis
Name:	Karen B. Davis
Title:	Executive Vice President and Chief Financial Officer

Date: June 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP dated June 29, 2016.